Exhibit 6.2

PROMISSORY NOTE

$[LOAN AMOUNT]	[CITY], [STATE]
Date: ___________ ___, 20__

FOR VALUE RECEIVED, _________________, a ___________________ (“Borrower”), promises to pay to the order of ____________________ a Georgia ____________,1 or to the order of any subsequent holder of this Promissory Note (“Lender”), at Lender’s offices located at _____________________ (or at such other place as Lender may designate in writing from time to time), the principal sum of ________________________________ and no/100 Dollars ($_____________) (the “Loan”), payable in lawful money of the United States, together with interest thereon from the date hereof as hereinafter provided, or so much as is advanced pursuant to the Loan Agreement between Lender and Borrower dated ___________ ___, 20__ (as amended from time the time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

1.       INTEREST RATE. Interest shall be charged on the maximum principal amount of the Loan from the date hereof until the full amount of principal due hereunder has been paid at a fixed rate of _____________ percent (______%) per annum.

2.       PAYMENT OF PRINCIPAL AND INTEREST; MATURITY DATE. The principal and interest shall be due and payable, without set-off, claim, counterclaim, deduction or withholding for any reason whatsoever, as follows:

☐ One payment of all principal, interest and any other amounts owed will be due and payable on the Maturity Date (as defined below in this Section 2).

☐ Accrued interest will be payable on the ______ day of each ☐ month ☐ quarter beginning on ________ _____, _______. Principal plus any accrued and unpaid interest and any other amounts owed will be due and payable on the Maturity Date.

☐ Fixed schedule consisting of _____ consecutive ☐ monthly ☐ quarterly payments of principal and interest in the amount of $_____________ each, payable on the _____ day of each ☐ month ☐ quarter, beginning on __________________ _______, ___________ and a final payment equal to the unpaid balance of principal plus accrued and unpaid interest and any other amounts owed will be due and payable on the Maturity Date.

☐ Variable schedule consisting of ______ consecutive ☐ monthly ☐ quarterly payments of principal in the amount of $______________ each, plus accrued interest, payable on the ______ day of each ☐ month ☐ quarter, beginning on __________________ _______, ___________ and a final payment of $______________ plus accrued and unpaid interest and any other amounts owed will be due and payable on the Maturity Date.

The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable in full on ___________ ___, 20__ (the “Maturity Date”).

3.       APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Promissory Note (hereinafter referred to as the “Note”) shall be applied to pay late charges (if any), accrued and unpaid interest, principal and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Lender may elect from time to time in Lender’s sole discretion.

4.       LATE CHARGE. In the event that any payment required to be made by Borrower under this Note or the other Loan Documents (including amounts owed as of the Maturity Date) shall not be received by Lender within fifteen (15) days after its due date, whether by acceleration or otherwise, Lender in its sole discretion may require Borrower to immediately pay to Lender a late charge equal to the lesser of (a) four percent (4%) of the amount of such unpaid amount or (b) the maximum amount permitted to be charged under applicable law.

1 Insert name and business type of original lending entity.

5.       DEFAULT RATE. All amounts owed hereunder and under the other Loan Documents shall bear interest, from and after the occurrence and during the continuance of a Default, at a rate equal to the lesser of (a) twenty percent (20%) per annum, or (b) the maximum rate permitted to be charged under applicable usury law. Such interest shall be immediately payable to Lender, but in no event later than when scheduled interest payments are due and shall also be charged on the amounts owed by Borrower to Lender pursuant to any judgments entered in favor of Lender with respect to this Note.

6.       PREPAYMENT. The principal amount of this Note may be prepaid in full or in part at any time, and from time to time, without penalty or premium. Partial payments shall be applied to installments due in reverse order of their maturity.

7.       SECURITY FOR THE NOTE. This Note is executed and delivered in accordance with the transaction more specifically described in the Loan Agreement. As evidence of, and as security for, the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Lender a mortgage instrument (the “Mortgage Instrument”) which is a [first priority lien]2 upon the property therein described.

8.       EVENTS OF DEFAULT. The occurrence of any Event of Default, as defined in the Loan Agreement, shall constitute a “Default” hereunder.

9.       REMEDIES. Upon the occurrence of any Default, Lender may (without notice to Borrower) exercise any right, power or remedy permitted by law or equity, or as set forth herein, or as set forth in the Loan Agreement, any other Loan Document or any other instrument securing this Note, including, without limitation, the right to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by or owed under any other Loan Document or instrument securing this Note, to be, and such principal, interest and other sums shall thereupon become, immediately due and payable. The rights, powers and remedies of Lender permitted by law or equity, or as set forth herein, or as set forth in the Loan Agreement, any other Loan Document or any other instrument securing this Note shall be cumulative and may be pursued singly, successively or together against the property described in the Mortgage Instrument or any other funds, property or security held by Lender for payment or security, in the sole discretion of Lender. The failure to exercise any such right, power or remedy shall not be a waiver or release of such rights, powers or remedies or the right to exercise any of them at another time.

10.       CONSENT TO ELECTRONIC DISCLOSURES, TRANSACTIONS AND SIGNATURES

10.1.       Because Lender conducts its business through a web-based investment platform (the “Platform”) and operates principally on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Platform or to the email address you provide to us. By entering into the Loan Agreement, you consent to receive electronically all documents, communications, notices, contracts and agreements, including any tax forms, arising from or relating in any way to your or our rights, obligations or services under this Note and the Loan Agreement or your use of the Platform (each, a “Disclosure”). The decision to do business with Lender electronically is yours. This Section informs you of your rights concerning Disclosures.

10.2.       Electronic Communications. Any Disclosures will be provided to you electronically, either on the Platform or via electronic mail to the verified email address you provided. Lender will only provide electronic copies of all Disclosures, statements, forms and other materials. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and paper copies will be sent to you at no additional charge. A request for a paper copy of any Disclosure will not be considered a withdrawal of your consent to receive Disclosures electronically. Any tax forms provided electronically will remain accessible through at least October 15 of the year in which such tax form is made available; after that time the tax form may no longer be accessible electronically. We may discontinue electronic provision of Disclosures at any time in our sole discretion.

2 Insert “second priority lien,” if applicable.

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10.3.       Scope of Consent. Your consent to receive Disclosures and transact business electronically (including creation of legally binding and enforceable agreements utilizing electronic records and signatures), and our agreement to do so, applies to any transactions to which such Disclosures relate. Your consent, assuming it has not been withdrawn in accordance with the procedures discussed below, will remain in effect for so long as you are a user of the Platform and, if you are no longer a user of the Platform, will continue until such time as all Disclosures relevant to transactions that occurred while you were a user have been made. Please see below for more information regarding Withdrawal of Consent.

10.4.       Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described in Section 10.5.

10.5.       Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, such as Internet Explorer 5.0 or above and Netscape Navigator 6.0 or above, or the equivalent software; and hardware capable of running this software.

10.6.       TCPA Consent. You expressly consent to receiving calls and messages, including auto-dialed and pre-recorded message calls, and SMS messages (including text messages) from us, our affiliates, marketing partners, agents and others calling at their request or on their behalf, at any telephone numbers that you have provided or may provide in the future (including any cellular telephone numbers). Your cellular or mobile telephone provider will charge you according to the type of plan you carry.

10.7.       Electronic Signatures. You agree that any Electronic Signature (defined below), whether digital or encrypted, you provide in connection with any contract or agreement with Lender or its affiliates is intended to authenticate such writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC §§ 7001, et seq.), the Georgia Uniform Electronic Transactions Act, O.C.G.A. § 10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record.

10.8.       Additional Mobile Technology Requirements. If you are accessing the Platform and the Disclosures electronically via a mobile device (such as a smart phone, tablet and the like), in addition to the above requirements you must make sure that you have software on your mobile device that allows you to print and save the Disclosures presented to you during the application process. These applications can be found for most mobile devices in each such device's respective “app store”. If you do not have these capabilities on your mobile device, please access the Platform through a device that provides these capabilities.

10.9.       Withdrawing Consent. You may withdraw your consent to receive Disclosures electronically by contacting us at the address below. However, once you have withdrawn your consent you will not be able to request loans through the Platform. If you have a pending loan request, we will terminate it and remove it from our system. If you have already received a loan, all previously agreed to terms and conditions will remain in effect, and we will send Disclosures to your verified home address provided during registration. If you withdraw your consent to receive tax forms electronically, we will confirm your withdrawal and its effective date in writing by email.

10.10.       How to Contact Us regarding Electronic Disclosures. You can contact us via email at contact@groundfloor.us or by calling Groundfloor Borrower Support at 678-701-1194. You may also reach us in writing at the following address: _________________,3 c/o Groundfloor Finance Inc., [insert current mailing address], Attention: Borrower Support. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to contact@groundfloor.us or by calling 678-701-1194. You also agree to update your registered residence address and telephone number on the web site if they change. You will print a copy of this Loan Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Platform.

3 Insert lending entity, if other than Groundfloor Finance Inc.

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11.       MISCELLANEOUS.

11.1.       Attorneys’ Fees and Expenses. If Lender retains the services of counsel (a) by reason of a claim of a Default or the occurrence of a Default; (b) on account of any matter involving this Note; (c) for examination of matters subject to Lender’s approval under the Loan Documents or any other instrument securing this Note; or (d) to enforce Lender’s rights and remedies per Section 9 of this Note, all costs, fees and expenses of suit, all reasonable attorneys’ fees and such other reasonable expenses so incurred by Lender shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby.

11.2.       Waiver. Borrower (including any endorsers, guarantors and sureties), jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest, notice of acceleration of maturity and diligence of collection of this Note. Borrower (including any endorsers, guarantors and sureties) waives all and every kind of notice of such charge or charges and agrees that the same may be made without notice or consent of any of them. Borrower consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of any collateral, with or without substitution. Borrower agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower’s liability hereunder. The liability of Borrower shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

11.3.       No Usurious Amounts. Anything herein contained to the contrary notwithstanding, Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by applicable law. If, by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such applicable maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such applicable maximum legal rate, and the portion of all prior interest payments in excess of such applicable maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by applicable law, any non-principal payment, including without limitation late charges, shall be deemed to the extent permitted by applicable law to be an expense, fee or premium rather than interest.

11.4.        Severability. If any one or more of the provisions contained in this Note shall for any reason be held invalid, illegal, null, void or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

11.5.       Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower without consent shall be void and of no effect with respect to Lender.

11.6.       Entire Agreement; Modifications. This Note contains all of the terms and conditions relating to the subject matter hereof, and any prior agreements, whether written or oral, with respect thereof, are expressly superseded hereby. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

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11.7.       Sales, Participations, etc. Lender may from time to time sell or assign, in whole or in part, grant participations in, or grant other securities tied to the Loan Agreement, the Loan, this Note and/or the obligations evidenced thereby or hereby. Lender may in its discretion give notice to Borrower of such sale, assignment, participation or grant of such security; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

11.8.       Governing Law. This Note shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Georgia.

11.9.       Time is of the Essence. Time is of the essence with respect to the terms of this Note.

11.10.     Headings. The section headings in this Note are for convenience only, shall in no way define or limit the scope or content of this Note and shall not be considered in any construction or interpretation of this Note or any part thereof.

11.11.     Authorization. The person(s) executing this Note on behalf of Borrower warrants and represents that (s)he is duly authorized to enter into this Note and that this Note constitutes the valid and binding obligations of Borrower, and enforceable against Borrower in accordance with its terms.

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[Signature Page to Note]

IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

BORROWER
_____________________________,
a ____________________________

By: _____________________________

Printed Name: _______________________

Title: _____________________________

Tax ID No.: _________________________

State of _____________________

County of ___________________

I, the undersigned Notary Public of the County of __________________ and State of ____________________, certify that _______________________ personally came before me this day and acknowledged that (s)he is the ___________________________ of __________________________, a ______________________, and that by authority duly given and as the act of such entity, (s)he signed the foregoing instrument in its name on its behalf as its act and deed. Witness my hand and notarial stamp or seal, this _____ day of ______________________, 20_.

___________________________________________
Notary Public

__________________________________________ Notary’s
Printed or Typed Name

My Commission Expires:______________________

(Affix Seal)